REAL ESTATE PURCHASE AND SALE AGREEMENT
(Jones Spoils Tracts, Harris County, TX)

THE STATE OF TEXAS        §
§
COUNTY OF HARRIS        §

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as defined herein), by and between PASADENA NITROGEN LLC, a Delaware limited liability company, as Seller (“Seller”), and CPB PROPERTIES, LLC, a Texas limited liability company, as Purchaser (“Purchaser”), and joined in by AGRIFOS HOLDINGS, INC., a Delaware corporation (“Agrifos”), for the limited purposes stated herein.
W I T N E S S E T H:

1.Purchase and Sale.

(a)Land, Appurtenances and Utility Rights. Subject to the terms, provisions and conditions hereof, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all, but not a part of the following (including any rights any of the same acquired between the Effective Date hereof and Closing: (i) those certain tracts or parcels of land containing approximately 142.0521 acres and 194.5011 acres, respectively, out of the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78, in Harris County, Texas, as more particularly described by metes and bounds on Exhibit A which is attached hereto and incorporated herein by this reference (separately, the “Land”); (ii) all right, title and interest of Seller, if any, in and to that certain Access Easement Agreement (First Street and Jackson Street) dated as of November 1, 2012, recorded under County Clerk’s File No. 20120511585 in the Real Property Records of Harris County, Texas (the “Access Easement”); and (iii) all right, title and interest of Seller, if any, in, to and under a certain reservation of drainage rights to access Cotton Patch Bayou in a Deed dated July 6, 1941, from Harris County Houston Ship Channel Navigation District to Horton & Horton, recorded at Volume 1163, Page 504 in the Real Property Records of Harris County, Texas, and related map recorded in Volume 20, Page 10 of the Map/Plat Records of Harris County, Texas, together with all right, title and interest of Seller, if any in and to (A) any and all improvements on the Land, (B) all other rights and appurtenances (including, without limitation, easements appurtenant) to the Land, (C) all easements or rights of Seller in adjacent roads and streets or in any adjacent alleys, strips or gores of land, and (D) all rights, commitments, reservations, allocations, service agreements, operating agreements and maintenance agreements with respect to the provision of utility service to the above-described land, including, without limitation, potable water supply, sewage treatment capacity, sanitary sewer line capacity, storm sewer and drainage capacity, and gas, electric, and telephone service (collectively, the “Property”). Notwithstanding the foregoing, however, the Property as defined herein specifically excludes the following: all telecommunications facilities, electric facilities, sanitary sewer, storm sewer, water pipelines and chemical products pipelines (including oil, gas and other petrochemical products pipelines) situated within the Property that are not owned by Seller.

(b)Indemnification regarding Post-Closing PHA Agreement Obligations. Seller’s predecessor in title acquired the Property from The Port of Houston Authority of Harris County, Texas (“PHA”) pursuant to a certain Sale and Purchase Agreement between the PHA and Seller’s predecessor in title (the “PHA Agreement”). Seller represents and warrants that a full and complete copy of the PHA Agreement is attached to this Agreement as Exhibit B. Purchaser, Orion Marine Group, Inc. (“Orion”), Seller and Agrifos will execute and deliver to each other at Closing an Indemnity Agreement in the form of Exhibit E attached to this Agreement (the “Indemnity Agreement”).

2.Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property (the “Purchase Price”) shall be Twenty-One Million Nine Hundred Eighty Six Thousand Nine Hundred Ten and No/100 Dollars ($21,986,910.00), which amount is equal to the product of ONE AND 50/100 DOLLARS ($1.50) multiplied by the number of square feet contained within the boundaries of the Property based on an assumed acreage of 336.5 acres of land. If Purchaser obtains an Updated Survey as described in Section 4(a) hereof, then the Purchase Price shall be adjusted (increased or decreased) to an amount equal to the product of ONE AND 50/100 DOLLARS ($1.50) multiplied by the number of square feet contained within the boundaries of the Property as determined by the Updated Survey; provided, however, if the area determined by the Updated Survey varies from the assumed acreage set forth above by more than one percent (1.0%), then Seller shall have the right to terminate this Agreement by written notice given to Purchaser by the earlier of the Closing Date or five (5) days after Seller receives a copy of the Updated Survey from Purchaser reflecting a reduction in square footage of the Property by more than one percent (1%) from the above estimated acreage. If Seller timely elects to terminate the Agreement as aforesaid, the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, duties or obligations hereunder other than the Surviving Duties (hereinafter defined). If Seller fails to timely terminate under this Section, then the Purchase Price will be adjusted and Seller’s termination right under this Section 2 automatically expires. If Purchaser does not obtain an Updated Survey as set forth in Section 4(a) hereof, the Purchase Price will not be adjusted. The Purchase Price shall be paid in full in cash at the Closing.

3.Earnest Money.

(a)Earnest Money. Within one (1) business day after the date of execution of this Agreement by Purchaser and delivery of same to Seller, Purchaser will deliver to Old Republic National Title Insurance Company, 777 Post Oak Boulevard, Suite 100, Houston, Texas 77056 (Attention: Ms. Paige Dunlap, Escrow Officer) (the “Title Company”), the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) as earnest money (the “Earnest Money”). If Purchaser fails to timely deliver the Earnest Money, this Agreement shall be rendered void. The Earnest Money will be deposited by the Title Company promptly upon receipt in an interest-bearing money-market account at a FDIC-insured financial institution, with all interest accruing to the benefit of Purchaser, provided that Purchaser delivers the Title Company a completed IRS Form W-9.

(b)Disposition. In the event that this Agreement is terminated prior to the consummation of the purchase and sale of the Property in accordance with this Agreement, then the Earnest Money shall be delivered as provided herein or as otherwise directed in written instructions signed by both Purchaser and Seller. At the Closing, the Earnest Money (plus accrued interest thereon, if any) shall, at Purchaser’s option, either be returned to Purchaser or be applied toward the Purchase Price.

4.Updated Survey and Title Commitment.

(a)Survey. Seller has previously delivered to Purchaser a copy of a Category 1A (land title) survey of the Property prepared by Rodolfo Sandoval, dated February 22, 2005 (the “Survey”). Before Closing, Purchaser may, at its sole cost and expense, obtain a new or updated boundary survey of the Land (the “Updated Survey”). The Updated Survey shall calculate and indicate on the face of the Updated Survey the gross acreage (to the nearest ten thousandth of an acre and converted to square feet) contained within the boundaries of the Land for purposes of calculation of any adjustment to the Purchase Price as set forth in Section 2 hereof. If Purchaser does not obtain an Updated Survey on or before the Closing Date, there shall be no adjustment to the Purchase Price.

(b)Title Commitment; Permitted Encumbrances. Purchaser has previously obtained from the Title Company a commitment for TLTA Form T-1 Owner Policy of Title Insurance covering the entire Property (the “Title Commitment”), committing to insure Purchaser's rights in and to the Property at Closing in the amount of the Purchase Price, which Title Commitment is attached hereto as Exhibit C. All recorded instruments and other items (other than form policy exceptions) referenced as exceptions to title insurance in the Title Commitment (excluding the ROFR Agreement - See Section 9(b) hereof, and excluding requirements referenced in items 2 (first three sub-items only), 8, 11, 13, 14, and 15; provided, however, that (i) with respect to item 15 of Schedule C, Seller will only be required to provide reasonable evidence that Agrifos Fertilizer LLC and Agrifos Fertilizer Inc. are one and the same entity, and (ii) Seller has no obligation to provide the easement contemplated in item 16 of Schedule C of the Title Commitment (except for its transfer to Purchaser of any right, title and interest of Seller therein as provided in Section 1(a)(iii) hereof) or ensure that the easement contemplated in item 16 of Schedule C of the Title Commitment is insurable), together with all laws and regulations affecting or restricting the use of the Property, all matters shown on the Survey and the Updated Survey, if any, all rights of third parties to use and maintain pipelines currently existing on the Property whether or not same are located within recorded easements or are covered by written license agreement, and all of the matters listed on Exhibit F attached hereto are herein collectively called the “Permitted Encumbrances.” Notwithstanding that it is agreed hereby that on-the-ground survey items shall not be itemized as Permitted Encumbrances or exceptions to the warranty of title in the Deed (whether or not referenced in the Title Commitment), it is expressly agreed that all matters shown by the Survey and/or Updated Survey are Permitted Encumbrances. The preceding sentence of this Agreement survives Closing and execution and delivery of the Deed notwithstanding any contrary or apparently contrary provision in the Deed.

5.Access; Confidentiality.

(a)Access; Insurance; Indemnity. At any and all times after the Effective Date hereof while this Agreement remains in force, Purchaser, through its personnel, agents, consultants, contractors, affiliates and authorized persons, shall have the right to enter upon, inspect, survey and make studies of the Property; provided, however, that (i) Purchaser shall not drill into or take core or groundwater samples on or from the Property or perform or conduct other invasive testing or activity without the prior written consent of Seller which may be withheld in its sole and absolute discretion, (ii) such entry onto the Property shall be at Purchaser's sole risk, subject to the rights of parties in possession of the Property, and (iii) Purchaser (or such entering third party contractor(s), parties or agent(s)) shall have in force and provide at the time of entry a certificate of insurance naming each of Seller and Agrifos as an “additional insured” and reflecting that such party has in force a commercial general liability insurance policy with limits of at least $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate and automobile liability coverage with a combined single limit of $1,000,000.00. Purchaser shall indemnify and hold harmless Seller with respect to such activities of Purchaser (its personnel, agents, consultants, contractors, affiliates and authorized persons) upon the Property, and Purchaser shall restore any part of the Property disturbed by any such tests and inspections to substantially the same condition as existed immediately prior to such test or inspection procedure. Seller hereby agrees to cooperate fully with Purchaser and to provide Purchaser with such information and documentation as Purchaser reasonably requests in order to assist Purchaser in making the test or inspections or in evaluating the Property, provided that Seller shall not be required to incur any out-of-pocket cost (not paid or reimbursed by Purchaser) in providing information and cooperation. Purchaser is also free to contact government authorities regarding the Property, its condition, the availability of utility service and the development potential of the Property and Purchaser shall not be liable to Seller for any consequences thereof. Seller further agrees to reasonably cooperate and promptly provide necessary written consents and/or authorizations to Purchaser or applicable government entities to allow Purchaser to obtain information with respect to the Property. The foregoing indemnification by Purchaser shall survive Closing or the termination of this Agreement as a Surviving Duty.

(b)Industrial District Agreement. Seller has disclosed that the Property is subject to a certain Industrial District Agreement dated as of August 6, 2012, a copy of which is recorded under Harris County Clerk’s File No. 20120370601 in the Real Property Records of Harris County, Texas, insofar as it relates to the Property (the “Industrial District Agreement”).

6.Sale In As-Is Condition; Certain Disclosures and Representations and Warranties by Seller. Other than Seller’s express warranties, representations and covenants expressly set forth in this Agreement, the Property shall be conveyed by Seller to Purchaser in “AS-IS” condition, “WITH ALL FAULTS” and without representation or warranty by Seller. Seller represents and warrants to Purchaser, as representations and warranties surviving Closing as limited by the further provisions hereof, that (i) the PHA Agreement is in full force and effect, is in the form attached to this Agreement as Exhibit B, and has not been amended by Seller or any affiliate of Seller, and to Seller’s current actual knowledge has not been amended by any other party, (ii) the Industrial District Agreement has not been amended by Seller or any affiliate of Seller since its initial execution and, to Seller’s current actual knowledge, the Industrial District Agreement is in full force and effect, is in the form recorded in the Real Property Records of Harris County, Texas, and has not otherwise been amended, (iii) Seller is not in default of its obligations, if any, under the PHA Agreement or the Industrial District Agreement, (iv) Seller is party to and the Property is subject to that certain Temporary Access Agreement between Kinder Morgan Crude and Condensate LLC and Seller, a true and complete copy of which is attached hereto as Exhibit I (the “Kinder Morgan Agreement”), which has not been amended and is in full force and effect, and (v) Seller is not party to or bound by or aware of any contracts, agreements or commitments that will or may bind the Property or Purchaser after Closing other than the Permitted Encumbrances, PHA Agreement, the Industrial District Agreement, and the Kinder Morgan Agreement, except in accordance with Section 29 hereof. For purposes of all references in this Agreement to the PHA Agreement, the Industrial District Agreement and the Kinder Morgan Agreement, such terms do not include any amendments that have been entered into prior to (or are entered into after) the Effective Date hereof. Purchaser has not agreed to and is not obligated to assume (or accept the Property subject to) any other agreements that are not Permitted Encumbrances or otherwise expressly stated to be assumed by Purchaser under this Agreement; provided, however, that notwithstanding that the same is not recorded and not reflected as part of the Permitted Encumbrances, Purchaser acknowledges that Seller has disclosed to Purchaser the existence of, and provided Purchaser with a true, correct and complete copy of, a certain License and Use Agreement dated May 3, 2011 between Agrifos Fertilizer L.L.C. and ExxonMobil Oil Corporation regarding use of existing 16” HDPE pipe and two 10” HDPE pipes which may affect the subject Property and has not been amended by Seller or its affiliates or, to Seller’s actual knowledge, any third party, and Purchaser agrees and acknowledges as a covenant and agreement surviving Closing that such License and Use Agreement is not warranted against by the terms of the Deed. Seller has not assumed and is not a party to the License and Use Agreement, but Seller agrees as a covenant surviving Closing that it will not and will have no right or power to amend the License and Use Agreement after Closing insofar as it affects any of the Property.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT (AND THEN SUBJECT TO THE LIMITATIONS SET FORTH IN THIS AGREEMENT). PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS” IN THE MANNER SPECIFIED IN THIS SECTION.
PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL NOT RELY UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT TO THE PROPERTY, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT THE PROPERTY HAS BEEN USED FOR INDUSTRIAL PURPOSES, INCLUDING, WITHOUT LIMITATION, AS A CONFINED DREDGE MATERIAL DISPOSAL FACILITY FOR THE DISPOSAL OF DREDGE MATERIAL FROM THE HOUSTON SHIP CHANNEL AND ITS TRIBUTARIES AND THE DOCKS AND BUSINESS FACILITIES SITUATED ON THE HOUSTON SHIP CHANNEL AND ITS TRIBUTARIES. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS EXECUTED PURSUANT HERETO,

ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY EXIST ON THE PROPERTY, AND PURCHASER, UPON CLOSING (EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS EXECUTED PURSUANT HERETO), SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.
Purchaser hereby agrees that, if at any time after the Closing, any third party or any governmental agency seeks to hold Purchaser responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath the Property or emanating therefrom, then the Purchaser waives any rights it may have against Seller in connection therewith including, without limitation, under CERCLA (defined below), and Purchaser agrees that it shall not (i) implead the Seller, (ii) bring a contribution action or similar action against the Seller or (iii) attempt in any way to hold the Seller responsible with respect to any such matter, except to the extent set forth in the Indemnity Agreement. The provisions of this Section 6 shall survive the Closing. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder.
7.Certain Covenants of Seller Pending Closing. In addition to the other covenants, representations and warranties of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that during the term of this Agreement Seller will not, without the prior written consent of Purchaser: (a) plat, restrict or encumber, or permit to be platted, restricted or encumbered, any portion of the Property; (b) change or consent to or acquiesce in a change of the land use, zoning, taxing jurisdictions or other regulations to which the Property is subject, (c) grant any licenses, easements or other uses affecting any portion of the Property except the rights granted in the Kinder Morgan Agreement; (d) permit any mechanic's or materialmen's liens to attach to any portion of the Property; (e) place or permit to be placed on, or remove or permit to be removed from, the Property any buildings, structures, or improvements of any kind owned by Seller, if any, or any soil, trees or other vegetation of any material nature or kind except as may be allowed by the Kinder Morgan Agreement; (f) excavate or permit the excavation or grading of the Property except as may be allowed by the Kinder Morgan Agreement; (g) cause or authorize the contamination of the Property or any part thereof with Hazardous Substances or Solid Waste as herein defined, or allow any dumping on or filling of the Property in any manner; (h) assign, transfer, convey or relinquish any utility or drainage rights or capacities relating to the Property; (i) assign, sell, transfer, encumber or alienate any part of the Property to any third party; (j) amend, terminate (except allowing expiration by its terms) or modify the Industrial District Agreement, the PHA Agreement, the Kinder Morgan Agreement, or any of the Permitted Encumbrances; (k) fail to comply in any material respect with its obligations, if any, under any Permitted Encumbrances or the Industrial District Agreement, the PHA Agreement, the Kinder Morgan Agreement, or any financing secured by a lien on the Property, or (l) dissolve, or alter or amend its organizational documents in any manner that would interfere with Seller's ability to perform any of its obligations under this Agreement. Furthermore, Seller represents and warrants to Purchaser that, between the date of Purchaser’s execution of this Agreement and the Effective Date hereof (i) Seller has not done any of the foregoing that would have been prohibited had this Agreement been in effect since that date, and (ii) neither Seller or Agrifos has breached its exclusivity covenant set forth in that certain Letter of Intent dated January 7, 2014, between Agrifos and Orion, as amended (the “Exclusivity Agreement”).

8.The Closing. The consummation of the sale and purchase of the Property (“Closing”) shall be held and concluded on or before February 28, 2014, or on such other date as may be mutually agreed upon in writing by Seller and Purchaser. The Closing shall be held at the offices of the Title Company and may be closed through escrow delivery of documents and funds through the Title Company as escrow agent and escrow closing instructions of each Purchaser and Seller not inconsistent with the terms of this Agreement. The exact day of the Closing (the “Closing Date”) shall be the business day specified in at least three (3) business days’ advance written notice by Purchaser to Seller and the Title Company in accordance with Section 15 hereof, or if no such notice is given, the Closing shall be held on the last day permitted by the terms of this Section.

(a)Seller Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, the following, which delivery obligations shall be conditions concurrent with Purchaser's Closing obligations:

(i)A special warranty deed, fully executed and acknowledged by Seller, in form attached hereto as Exhibit D and incorporated herein by this reference (the “Deed”), conveying to Purchaser good and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances (without reference to on-the-ground items from the Survey or Updated Survey even though made exceptions to such warranty by the terms of this Agreement) and in a condition in which the Title Policy may be issued to Purchaser subject only to the Permitted Encumbrances and standard form policy exceptions other than (i) parties in possession, and (ii) with the year of liens for taxes being completed as the year of Closing (with all prior taxes having been paid by Seller). At Purchaser's request, the Deed shall reserve a vendor's lien in favor of a third party lender from whom Purchaser is obtaining acquisition and/or development financing, if applicable. The metes and bounds description used in the Deed shall be the description provided with the Updated Survey.

(ii)The Certificate as to Non-Foreign Status described in Section 12 hereof, fully executed and sworn to by Seller.

(iii)The Indemnity Agreement in a sufficient number of Seller-executed and Agrifos-executed originals to provide Seller with at least two originals thereof and Purchaser two fully signed originals thereof.

(iv)An affidavit as to debts, liens and possession in favor of the Title Company and Purchaser, in standard form reasonably required by the Title Company, whereby Seller assures the Title Company and Purchaser (among other things reasonably requested by the Title Company) that there are no liens on the Property not being paid off by Seller at Closing, there are no unpaid bills for work performed by Seller on the Property or contiguous property owned by Seller that could give rise to mechanic’s or materialmen’s liens or claims associated with such work (and indemnifying the Title Company from any such claims), and that there are no parties in possession of the Property other than third parties who have rights to possession or placement of pipelines or improvements on the Property pursuant to the Permitted Encumbrances.

(v)Complete and full possession of the Property free and clear of all tenancies and leaseholds of every kind and all parties in possession except parties exercising only rights that are provided under the Permitted Encumbrances.

(vi)Intentionally deleted.

(vii)Such evidence of Seller’s organization and good standing and Seller’s and its representatives’ authority to consummate this transaction and execute Closing documents pursuant to the terms hereof as is acceptable to the Title Company for purposes of issuing the Title Policy and reasonably acceptable to Purchaser.

(viii)Notices required by City of Houston and City of Pasadena ordinances pursuant to notices filed under Clerk’s File Numbers: M337573 and M494333.

(b)Purchaser Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, as a condition concurrent with Seller's Closing obligations, the following:

(i)The Purchase Price for the Property in the form of wire transfer of cash.

(ii)Purchaser-executed and Orion-executed counterparts of the Indemnity Agreement in the same number executed by Seller.

(iii)Notices required by City of Houston and City of Pasadena ordinances pursuant to notices filed under Clerk’s File Numbers: M337573 and M494333.

(c)Tax Prorations. As of the Closing Date, Seller shall have paid all real estate taxes which are due and payable on the Property (except for payments as or in lieu of taxes due under the Industrial District Agreement [“IDA Payments”] which shall be handled, if at all, as provided in Section 29 hereof), except for the real property taxes due for the tax or assessment year (as applicable to the particular tax or payment during which the Closing occurs (which shall be prorated between the parties to the extent set forth herein). Purchaser shall obtain at or prior to Closing, at Seller’s expense to be repaid to Purchaser at Closing, tax certificates from a property tax verification service reflecting that all of Seller’s obligations for Taxes (defined below) applicable to periods prior to Closing are paid with respect to the Property (the “Tax Certificates”).

(i)Seller shall be responsible for all standby fees, ad valorem taxes, and assessments (collectively, “Taxes”) with respect to the Property that accrue for all periods prior to the Closing and Purchaser shall be responsible for all Taxes accruing for all periods on or after the Closing. Taxes with respect to the Property shall be prorated between Seller and Purchaser at Closing, as of the Closing Date. All prorations of Taxes shall be based on tax rates and assessed values for calendar year 2013. Such proration shall be considered final and there shall be not further true-up of the proration of Taxes post-Closing. The following provisions shall also apply to such prorations:

(ii)Seller shall be responsible for and agrees to immediately pay any and all assessments for streets, curbs, gutters, and off-site utility improvements that become due and payable with respect to the Property on or before the Closing Date (disregarding any option available to Seller to pay any lump sum assessment in installments over time).

The provisions of this Section 8(c) shall survive the Closing.

(d)Costs of Closing. Purchaser shall pay the recording costs for the Deed, the cost of the Updated Survey, the cost of all of its studies and investigations of the Property, the Title Policy, and one-half (1/2) of any Title Company escrow fees. Seller shall pay for the Tax Certificates, one‑half (1/2) of any Title Company escrow fees, and all payments necessary to clear the Property of encumbrances that are not Permitted Encumbrances and of all liens of any nature or kind affecting the Property. Each party shall bear its own attorney's fees relating to this transaction.

9.Conditions to Closing; ROFR Agreement.
(a)Conditions to Closing. The obligations of Purchaser under the terms of this Agreement shall be contingent and conditioned upon the following:

(i)Performance of Covenants. That Seller shall have timely and fully performed all of its material covenants and agreements due to be performed by Seller under this Agreement, unless waived in writing by Purchaser or deemed waived pursuant to any express provision of this Agreement.

(ii)Representations and Warranties. That all of Seller's representations and warranties in this Agreement were true and correct in all material respects as of the date given, and are true and correct in all material respects as of the Closing Date.

(iii)Condition of the Property. The Property shall be in the same condition as on the Effective Date, without any flooding, subsidence or other occurrence having materially affected its topography, its surface or subsurface geological condition for building purposes, or otherwise materially affecting its physical characteristics.

(iv)At Closing, Purchaser may, at its option and at its sole cost, purchase a TLTA Form T-1 Owner Policy of Title Insurance in the form committed to pursuant to the Title Commitment which as a condition to Purchaser’s obligations hereunder must be issuable to Purchaser at Closing subject only to the Permitted Encumbrances and standard form exceptions to coverage provided for therein (with such endorsements as Purchaser qualifies and pays for, if any) (the “Title Policy”); provided, however, that if Purchaser’s inability to obtain the Title Policy in the conditions required hereby is solely due to any action or breach of this Agreement by Purchaser then this condition shall be deemed satisfied.

If any of the conditions to Closing provided for in this Section 9(a) are not timely satisfied and do not result from Seller’s default, then Purchaser shall have the option at or prior to the Closing to either (i) terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser with the Title Company shall be refunded to Purchaser free and clear of all rights and claims of Seller with respect thereto, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement except for the Surviving Duties, or (ii) waive such condition by written notice thereof to Seller (without waiving any cause of action against Seller in the event of Seller's misrepresentation or breach of covenant or warranty) and proceed to the Closing without any reduction in the Purchase Price as a result of such failure of condition. If the condition to Closing is not satisfied as a result of Seller’s default, then Purchaser may pursue its remedies for such default by Seller.

(b)Right of First Refusal.

(i)Seller has disclosed to Purchaser the existence of a right of first refusal affecting the Property in favor of Rentech Nitrogen Partners, L.P. (“RNP”), pursuant to that certain Right of First Refusal and Purchase Option Agreement dated as of November 1, 2012, between Agrifos and RNP, a Memorandum of which is recorded under Harris County Clerk’s File No. 20120515434 in the Real Property Records of Harris County, Texas (listed as exception/requirement 8 on Schedule C of the Title Commitment) (the “ROFR Agreement”). Seller represents that it has in its possession an originally executed Termination of Right of First Refusal and Purchase Option Agreement in recordable form (the “Termination”) (a true and complete copy of which is attached hereto as Exhibit K) which Seller has a right to record in the Real Property Records of Harris County, Texas, upon satisfaction of the conditions stated in the ROFR Agreement. Upon Seller’s execution and acceptance of this Agreement, Seller is obligated to deliver title to the Property to Purchaser at Closing free and clear of the ROFR Agreement any rights of RNP (and its successor and assigns) thereunder. By Seller’s execution and acceptance of this Agreement, Seller is deemed to (and hereby does) represent and warrant to Purchaser that (A) Seller has given notice to RNP in compliance with the ROFR Agreement as necessary to trigger RNP’s twenty (20) day period in which to elect to purchase the Property, and (B) RNP failed to exercise its right to purchase the Property under its right to do so under the ROFR Agreement within the time period afforded to RNP to make such election thereunder.

(ii)Seller represents that full and complete copies of the ROFR Agreement and the Termination have been delivered to Purchaser and the Title Company prior to the date of Purchaser’s execution and delivery hereof to Seller, and have not been amended. Within one (1) business day after the execution of this Agreement by Purchaser and delivery of the Purchaser executed Agreement to Seller, Seller agrees to give notice of such offer to RNP and provide RNP a copy of this Agreement and any other information required to be submitted to RNP pursuant to the ROFR Agreement so that the time period for RNP to elect to exercise its right of first refusal to purchase the Property runs at the earliest possible time, and provide a full and complete copy thereof to Purchaser and Title Company. Even though this Agreement is not yet binding and in effect, if Seller fails to comply with the requirements of the preceding sentence, then Purchaser’s offer evidenced by its execution and submission of this Agreement to Seller shall automatically be deemed revoked and void. Seller represents and warrants to Purchaser that prior to the date of Purchaser’s execution and delivery of this Agreement to Seller, Seller has delivered the Termination to the Title Company together with written instructions to the Title Company authorizing the Title Company to record the Termination upon the Closing pursuant to this Agreement, and it is a condition to Seller’s execution and acceptance of this Agreement that such Termination will have remained on deposit with the Title Company at the same time Seller executes and accepts this Agreement. Seller shall not revoke its escrow instructions for the Termination or withdraw the Termination from the possession of the Title Company prior to Closing or termination of this Agreement.

10.Defaults and Remedies.

(a)Seller's Default. If Seller fails to perform any of Seller's obligations under this Agreement for any reason other than (i) the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement (other than this Section), or (ii) Purchaser's failure to perform Purchaser's obligations when required to be performed under this Agreement, and such default by Seller (other than default in performance due at Closing, for which there is no notice or cure right) is not cured by the sooner of Closing or five (5) business days after Purchaser gives Seller written notice of such default, or if any of Seller's representations or warranties set forth in this Agreement are found to be materially inaccurate or untrue prior to or at Closing, then Purchaser, at Purchaser's option and (except as set forth below) as Purchaser's sole and exclusive remedy, shall have the right.

(i)to terminate this Agreement by giving written notice thereof to Seller, whereupon all Earnest Money shall be refunded to Purchaser free and clear of all rights and claims of Seller with respect thereto, and neither Purchaser (except as provided below in this Section 10(a)) nor Seller shall have any further rights or obligations hereunder except for the Surviving Duties; or

(ii)to enforce specific performance of the obligations of Seller under this Agreement and collect from Seller in such proceeding all of Purchaser's costs of court and legal fees incurred in connection therewith.

The foregoing remedies are, however, in addition to Purchaser’s rights, as they may exist at law, to obtain injunctive or equitable relief to prevent Seller’s breach, threatened breach or continued breach of any pre-Closing covenant of Seller under this Agreement, or to obtain declaratory judgment relief where applicable. Regardless of which remedy is selected by Purchaser, if Seller has made a material misrepresentation or materially breached a warranty contained in this Agreement, then Purchaser shall also be entitled to recover from Seller any damages suffered by Purchaser by reason thereof subject to the limitations set forth below; provided, however, that any suit or action for breach of any of the representations or warranties of Seller set forth herein must be filed with a court of competent jurisdiction within the Survival Period or any claim based thereon shall be deemed irrevocably waived. Unless expressly made to survive, all other obligations and covenants of Seller contained in this Agreement shall be deemed to have been merged into the Deed and shall not survive the Closing. Notwithstanding the foregoing, however, if actions taken by Seller make it impractical or impossible for Purchaser to obtain the substantial benefit of its bargain by enforcement of specific performance against Seller, then Purchaser shall be entitled as an additional remedy (unless and until it elects option (2) hereof) to recover from Seller damages in the amount of its out of pocket costs and expenses in connection with this Agreement not to exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) plus its other proven damages not to exceed an additional One Hundred Fifty Thousand Dollars ($150,000.00). The foregoing provisions do not govern the remedies of the parties after Closing with regard to obligations and liabilities of the parties under this Agreement which survive Closing, or arising under documents delivered by the parties to consummate the Closing of this transaction, such as claims under a warranty of title in the Deed, etc.

If Purchaser notifies Seller within one (1) year after Closing (the “Survival Period”) that Purchaser discovered post-Closing that any representation or warranty made by Seller in this Agreement was not true and correct in any material respect and specifying the breach with particularity, subject to the limitations set forth below, Purchaser shall have available all remedies at law or in equity as a consequence thereof. If Purchaser does not notify Seller of the breach of any of its representations and warranties set forth in this Agreement and institute a lawsuit therefor in a court of competent jurisdiction prior to the expiration of the Survival Period after the Closing, Purchaser shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations and warranties made in this Agreement. Further, Purchaser agrees that any recovery against Seller in respect of Seller’s covenants, indemnities, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Purchaser hereunder at Closing other than claims under the Indemnity Agreement and the Deed, or under any law applicable to the Property or this transaction, shall be limited to Purchaser’s actual damages (including consequential damages if and to the extent permitted by law) not in excess of ten percent (10%) of the Purchase Price paid to Seller at Closing in the aggregate for all such claims collectively, and that in no event shall Purchaser be entitled to seek or obtain any other damages of any kind, including, without limitation, speculative or punitive damages, or actual or consequential damages in excess of the stated cap. It is acknowledged that this cap applies in the aggregate to all damages collectively. The aforesaid cap on Purchaser’s recoverable damages shall not apply to (and shall exclude) Seller’s indemnity obligations in the Indemnity Agreement, Seller’s warranty of title in the Deed, Seller’s post-Closing proration adjustment obligations, and reasonable attorneys’ fees, costs of litigation, and court costs.
(a)Purchaser's Default. If Purchaser fails to perform any of Purchaser's obligations under this Agreement for any reason other than (i) the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement (other than this Section), or (ii) Seller's failure to perform Seller's obligations when required to be performed under this Agreement, and such default by Purchaser (other than default in performance due at Closing, for which there is no notice or cure right) is not cured by the sooner of Closing or five (5) business days after Seller gives Purchaser written notice of such default, then Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Purchaser, in which event the Earnest Money shall be delivered to Seller as liquidated damages free and clear of all rights and claims of Purchaser with respect thereto, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement. Seller hereby expressly waives all remedies and causes of action against Purchaser for Purchaser's failure to perform any of Purchaser’s obligations at Closing other than the liquidated damages provided for in this Section 12(b), including, without limitation, any right to enforce specific performance of Purchaser's obligations. The foregoing remedies are, however, in addition to Seller’s rights, as they may exist at law, to obtain injunctive or equitable relief to prevent Purchaser’s breach, threatened breach or continued breach of any pre-Closing covenant of Purchaser under this Agreement, but Seller is waiving the right to seek specific performance of Purchaser’s obligations to close this transaction. Nothing herein shall be construed as a waiver of or limit Seller’s right to pursue all remedies against Purchaser at law and in equity with respect to Surviving Duties and any post-Closing obligations of Purchaser, including, without limitation, Purchaser’s obligations under the Indemnity Agreement.

11.Real Estate Commission. Purchaser and Seller each represents to the other that there are no real estate agents or brokers entitled to a commission in connection with this purchase and sale of the Property as the result of any act, deed, promise or agreement of such party, other than CBRE, Inc. (“Purchaser’s Broker”). Purchaser hereby agrees to indemnify and hold harmless Seller from and against any and all claims of any agent, broker, finder or other similar party (other than Purchaser’s Broker) claiming through Purchaser, and Seller hereby agrees to indemnify and hold harmless Purchaser from and against any and all claims of any agent, broker, finder or other similar party (including Brokers) claiming through Seller. Seller hereby agrees to pay Purchaser’s Broker in cash, at and only in the event of a Closing of this transaction, a real estate commission equal to three percent (3.0%) of the Purchase Price calculated in accordance with the provisions of Section 2 hereof.

12.Seller's Non‑Foreign Status. Seller represents and warrants that Seller is not a “foreign person,” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and in the Rules and Regulations promulgated by the Treasury Department with respect thereto (collectively, “Federal Tax Law”).

Therefore, at the Closing, Seller will deliver to Purchaser a certificate so stating, subscribed and sworn to by Seller, complying with Federal Tax Law (the “Certificate as to Non-Foreign Status”). If Seller fails to deliver the Certificate as to Non-Foreign Status at the Closing, subscribed and sworn to as described above, then, in either such event, the Title Company is hereby authorized to withhold from the Purchase Price otherwise payable to Seller, all sums required to be withheld by Purchaser under Federal Tax Law (and if the cash portion of the Purchase Price is insufficient for such purpose, then Seller shall deliver the shortfall in cash into escrow with the Title Company at Closing), and the Title Company will deliver such amount withheld (and/or delivered by Seller) to the Internal Revenue Service together with the appropriate forms prescribed by the U.S. Department of the Treasury, with copies being contemporaneously sent to both Seller and Purchaser.

13.Time. Time is of the essence in all matters pertaining to the performance of this Agreement.

14.Notices. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and purchaser as follows:

IF TO SELLER OR AGRIFOS:        Pasadena Nitrogen LLC/Agrifos Holdings, Inc.
c/o Agrifos Partners LLC
712 Fifth Avenue, 39th Floor
New York, New York 10019
Attention: Hamza Slimani
Facsimile No.: (832) 201-7214
Email: hslimani@agrifos.com

COPY TO:                Scheef & Stone, L.L.P.
500 North Akard Street
Suite 2700
Dallas, Texas 75201
Attention: Gardner Savage
Facsimile No.: (214) 706-4242
Email: Gardner.Savage@solidcounsel.com

IF TO PURCHASER:            CPB Properties, LLC
12000 Aerospace, Suite 300
Houston, Texas 77034
Attention:     Peter R. Buchler
Executive Vice President, CAO & General Counsel
Facsimile No.: 713-852- 6594
Email: pbuchler@orionmarinegroup.com

COPY TO:                Jonathan Peckham, Esquire
Strasburger & Price, LLP
909 Fannin St., Suite 2300
Houston, Texas 77010
Facsimile No.: 832-397-3546
Email: jon.peckham@strasburger.com

Notices shall be sent and given, and deemed properly delivered and received, only as follows: (i) on the date delivered to the party’s effective notice address hereunder, if hand delivered; (ii) on the date delivered to the party’s effective notice address hereunder, if delivered by nationally-recognized overnight courier or private, receipted same-day courier; (iii) on the earlier of the date of actual delivery at the party’s effective notice address hereunder (which will be deemed the date of first attempted delivery if refused or left unclaimed), or three (3) postal business days after deposited in the care, custody or control of the U.S. Postal Service, if by U.S. Mail, registered or certified, return receipt requested, properly addressed and postage prepaid, or (iv) on the date sent via facsimile transmission and confirmed as successful delivery by the sender’s transmission equipment, provided that the sender contemporaneously sends such notice by regular U.S. mail (or any other means allowed for delivery above). Any party may change its notice address and/or facsimile number for purposes hereof to any address within the continental United States that is (or includes) a street address that allows overnight delivery to such address by giving written notice of such change to the other parties hereto at least fifteen (15) days prior to the intended effective date of such change. Notwithstanding that email addresses are provided herein, email shall not be an effective means of giving notice under this Agreement for any purpose even if actually received and read.

15.Authority. Each party to this Agreement warrants and represents to the other that such party has full power and authority to enter into and perform its obligations under this Agreement in the names, titles and capacities herein stated and on behalf of any entities, persons, estates or firms represented or purported to be represented by such person, and that all approvals, consents and authorizations necessary or required by any state and/or federal law or private agreement in order for such party to enter into and perform its obligations under this Agreement have been obtained and all legal requirements fully complied with.

16.Condemnation.

(a)Risk of Loss. Seller shall bear all risk of condemnation of the Property until the Closing.

(b)Purchaser's Option to Cancel. If prior to the Closing any material portion of the Property is taken by eminent domain, or made the subject of condemnation proceedings (or proposed or threatened condemnation proceedings), Seller shall give Purchaser prompt written notice thereof and Purchaser may elect, by written notice to Seller within twenty (20) days after Purchaser shall have received written notice of such event from Seller, to cancel this Agreement without further liability. If Purchaser elects to cancel this Agreement, as aforesaid, then the Title Company will return the Earnest Money (and any Extension Payment) to Purchaser free and clear of all rights and claims of Seller with respect thereto, and thereafter neither Seller nor Purchaser shall have any further rights or obligations hereunder except for the Surviving Duties. For purposes hereof, a “material portion of the Property” means any portion of the Property that Purchaser determines in its good faith judgment will have a material, adverse affect on Purchaser’s proposed use, improvement or operation of the Property after Closing for the purposes contemplated by Purchaser, or will materially impede full exercise or use of important access, drainage or other appurtenances to (or comprising part of) the Property, or will materially increase the cost of operation of the Property for Purchaser’s intended uses, or materially reduce the resale value of the Property or future legally permitted uses to which it may be put in the future.

(c)Failure to Cancel. If any portion of the Property is taken by eminent domain or made the subject of condemnation proceedings (or proposed or threatened condemnation proceedings), and Purchaser does not elect to cancel this Agreement pursuant to Section 16(b) hereof, then at the Closing the following shall occur:

(i)Seller shall credit on account of the Purchase Price the amount of all condemnation awards actually received by Seller (whether retained by Seller or paid directly to the holder of any lien on the Property).

(ii)Seller shall also assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made with respect to any pending or future condemnation proceeding

(d)Control of Condemnation Proceedings After Purchaser is “At-Risk”. If Purchaser has not cancelled this Agreement, Purchaser shall be entitled to participate in any condemnation proceeding on an equal basis with Seller and veto any proposed award or settlement offer not acceptable to Purchaser. If Seller's lienholder on the Property is entitled under its lien instruments to control such condemnation proceeding, and if such lienholder makes any material substantive decision in such proceeding that is unacceptable to Purchaser in Purchaser's sole and absolute (including arbitrary) discretion, then Purchaser shall be entitled to terminate this Agreement by written notice to Seller and receive a full refund of the Earnest

Money free and clear of all rights and claims of Seller with respect thereto, and neither Seller nor Purchaser shall have any further rights or obligations hereunder except for Surviving Duties.

17.Entire Agreement. This Agreement represents the entire agreement by and between Purchaser and Seller with regard to the subject matter dealt with herein, and it may not be modified except by written amendment executed by Purchaser and Seller.

18.Effective Date. The “Effective Date” hereof is the date on which the Title Company receives one or more fully executed copies of this Agreement, signed by Seller and Purchaser (including if delivered by fax or electronically), as indicated on its receipt signature page to this Agreement.

19.Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Seller hereby acknowledges and agrees that Purchaser may assign all or part of its interest in this Agreement to any person or entity without the prior consent of Seller; provided, however, no such assignment shall release Purchaser from any of its liabilities or obligations under or with respect to this Agreement.

20.Governing Law. The terms, provisions and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Venue for all suits and actions arising out of or in connection with this Agreement shall be proper only in the state and federal courts sitting in Harris County, Texas, and each party hereby consents to the assertion of personal jurisdiction by such courts over such party for the limited purposes of such suit but does not waive requirement for service of process in the manner prescribed by law.

21.Severability. If any provision of this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable, then the other provisions of this Agreement shall not be rendered invalid or otherwise affected thereby, all of which remaining provisions shall continue in full force and effect to the maximum extent permitted by applicable law.

22.Survival of Covenants; Further Assurances. The representations, warranties and covenants of Seller contained in this Agreement shall (to the extent not fully performed at or before Closing) survive the Closing. Seller and Purchaser each agree to execute and deliver such other documents, on or after the Closing Date, as are reasonably necessary to give effect to and carry out the transaction herein contemplated.

23.Exhibits. All exhibits referenced in this Agreement as being attached hereto are incorporated herein by this reference and shall constitute a part of the terms, covenants, conditions and provisions hereof, as if set forth herein verbatim (except to the extent that an Exhibit is an existing executed document or Closing document form, in which event they are incorporated for information and reference only and the terms thereof are not binding on the parties unless and until executed as a Closing document delivered under the terms hereof).

24.Certain Required Notices/Disclosures.

(a)Notice Regarding Possible Liability For Additional Taxes. If for the current ad valorem tax year the taxable value of the Property is determined by a special appraisal method that allows for appraisal of the Property at less than its market value, Purchaser may not be allowed to qualify the Property for that special appraisal in a subsequent year and the Property may then be appraised at its full market value. In addition, the transfer of the Property or a subsequent change in the use of the Property may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in use of the Property. The taxable value of the Property and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the Property is located. If Seller has claimed the benefit of laws permitting a special use valuation for the purpose of ad valorem taxes on the Property and if, after the Closing, Purchaser changes the use of the Property from its present use and such change results in the assessment of additional taxes, then those additional taxes will be Purchaser's obligation, notwithstanding that some or all of those additional taxes may relate back to the period prior to Closing.

(b)Notice Regarding Possible Annexation. IF ANY PORTION OF THE PROPERTY IS LOCATED OUTSIDE THE LIMITS OF A MUNICIPALITY, THE PROPERTY MAY NOW OR LATER BE INCLUDED IN THE EXTRATERRITORIAL JURISDICTION OF A MUNICIPALITY AND MAY NOW OR LATER BE SUBJECT TO ANNEXATION BY THE MUNICIPALITY. EACH MUNICIPALITY MAINTAINS A MAP THAT DEPICTS ITS BOUNDARIES AND EXTRATERRITORIAL JURISDICTION. TO DETERMINE IF ANY PORTION OF THE PROPERTY IS LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION OR IS LIKELY TO BE LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION, PURCHASER IS ADVISED TO CONTACT ALL MUNICIPALITIES LOCATED IN THE GENERAL PROXIMITY OF THE PROPERTY FOR FURTHER INFORMATION.

(c)Real Estate Broker Notice to Purchaser. The Texas Real Estate License Act requires that Purchaser be advised that he should either (i) have an attorney examine an abstract of title to the Property, or (ii) obtain a title insurance policy covering the Property. Notice to that effect is, therefore, hereby given to and acknowledged by Purchaser.

(d)Disclosure Regarding Landfill. Seller has disclosed to Purchaser that a portion of Tract 1 of the Property is affected by a closed municipal landfill as delineated on the drawing attached hereto as Exhibit H (the “Landfill). The Indemnity Agreement will provide that Purchaser and Orion will indemnify and defend Seller from and against any claims, liabilities, costs and expenses (including reasonable attorney fees) arising as a result of any operations conducted by Purchaser or its successors or assigns on the Landfill, including, without limitation, any excavation, drilling or construction thereon.

25.Surviving Duties. The term “Surviving Duties” shall mean any and all duties or obligations which are expressly stated to survive termination of this Agreement or Closing hereunder, including, without limitation, Purchaser’s obligations contained in Section 4 hereof and any indemnity obligations set forth herein.

26.Saturday, Sunday or Legal Holiday. If any date set forth in this Agreement for the performance of any obligation by Purchaser or Seller or for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, then the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. For purposes of this Section, “legal holiday” shall mean any state or federal holiday for which financial institutions or post offices are generally closed in Harris County, Texas, for the observance thereof.

27.Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not modify or affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular. All references in this Agreement to “herein”, “hereunder” or “hereby” shall refer to this entire Agreement rather than any particular section, paragraph, subparagraph, clause or provision, unless specifically stated otherwise.

28.Time of Acceptance. In the event Seller shall fail, by 5:00 P.M., local Houston (Texas) time, on February 25, 2014, to accept this Agreement by executing a counterpart of this Agreement in the space provided for Seller's signature, and causing Agrifos to execute a counterpart of this Agreement in the space provided for Agrifos’ signature (Agrifos’ signature being a condition to Seller’s acceptance hereof and to the binding effectiveness of this Agreement), and delivering such Seller and Agrifos executed counterparts to the Title Company (in original signature form, or by telecopy/fax, or in PDF email file), then the offer evidenced by Purchaser’s execution and delivery of this Agreement (the “Offer”) shall automatically terminate and be deemed revoked; the parties acknowledge that Purchaser shall have the right to withdraw the Offer by written notice to Seller at any time prior to acceptance of this Agreement as aforesaid. It is a condition to the effectiveness of this Agreement that Purchaser, Seller and Agrifos execute and deliver this Agreement. Contemporaneously with such acceptance by Seller, Seller shall send a copy of the fully executed Agreement to Purchaser. Immediately upon receipt of the fully executed Agreement by the Title Company, the Title Company shall receipt for same in the space provided below and promptly deliver a fully executed, receipted copy of this Agreement to Seller and one to Purchaser. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall together constitute one and the same Agreement. This Agreement may be accepted by delivery of original signatures, or by telecopy/fax transmission or PDF email file.

29.Industrial District Agreement. At Closing, the parties will indemnify each other for certain liabilities under the Industrial District Agreement as provided in the Indemnity Agreement. After Closing, Seller and Purchaser will cooperate with each other and will use good faith commercially reasonable efforts to obtain a partial Assignment and Assumption Agreement with respect to the Industrial District Agreement which is approved by the City of Houston and on the form prescribed by the Industrial District Agreement relating only to the Property, and to attempt to have the City of Houston agree not to charge payments in lieu of tax under the Industrial District Agreement with respect to portions of the Property that are already located within and being taxed by the City of Pasadena, Texas. Seller does not warrant or represent that such partial assignment or amendment of the Industrial District Agreement can be obtained but Seller and Purchaser will cooperate in all reasonable respects (including execution of disclosure and similar documentation as required by the City) in the effort of either party to obtain such approvals; provided that neither party shall be required to incur any out of pocket expense (except its own outside counsel attorney’s fees as it deems necessary) in pursuing such assignment, assumption and/or amendment of the Industrial District Agreement. The covenants and obligations of the parties contained in this Section shall survive Closing, but the covenant of cooperation shall continue only for a period ending on the earlier date of two years after Closing or the date that the aforesaid assignment and assumption is completed (or the date on which Purchaser enters into its own industrial district agreement with the City of Houston if sooner); provided, however, that if Purchaser’s continuing efforts (for up to the balance of the aforesaid 2 year cooperation period) to obtain the amendment referenced above after the assignment and assumption is completed, then Seller’s cooperation will continue during the balance of said 2 year period while Purchaser’s efforts continue, to the extent necessary in connection with any amendment of the Industrial District Agreement.

30.Agrifos Jointly Liable with Seller. Agrifos joins herein for purposes of agreeing and hereby agrees with Purchaser, as an agreement that survives Closing, that Agrifos is jointly and severally liable with Seller for all of Seller’s obligations and liabilities under this Agreement, including, but not limited to, liabilities and obligations for Seller’s breaches of and defaults under this Agreement and for which Seller remains responsible after Closing under the terms of this Agreement.

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EXECUTED by the parties on the respective dates set forth below by their signatures, to be effective as of the Effective Date.

PURCHASER:

CPB PROPERTIES, LLC, a Texas limited liability company

By:    /S/ J. M. Pearson________
J. M. Pearson
Chief Executive Officer
Date: February _3__, 2014

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SIGNATURE PAGE OF SELLER AND AGRIFOS FOLLOWS]
SELLER:

PASADENA NITROGEN LLC,
a Delaware limited liability company

By:     /S/ H. Slimani

Name:     Hamza Slimani_________

Title:     Vice President__________

Date: February _25_, 2014

AGRIFOS (joining in this Agreement for the limited purposes of agreeing to the terms and conditions of Section 30 hereof):
AGRIFOS HOLDINGS INC., a Delaware corporation

By:     /S/ H. Slimani

Name:     Hamza Slimani

Title:     Vice President

Date: February _25_, 2014

EXHIBITS:

Exhibit A ‑    Description of the Land
Exhibit B ‑    PHA Agreement
Exhibit C -    Title Commitment
Exhibit D -    Form of Special Warranty Deed
Exhibit E -    Form of Indemnity Agreement
Exhibit F -    Permitted Exceptions
Exhibit G -    [Intentionally Omitted]
Exhibit H -    Landfill
Exhibit I -    Kinder Morgan Agreement
Exhibit J -     [Intentionally Omitted]
Exhibit K -    Copy of the Termination

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PAGE OF TITLE COMPANY FOLLOWS]

TWO (2) FULLY EXECUTED COUNTERPART OF THIS CONTRACT, SIGNED BY PURCHASER, SELLER AND AGRIFOS, RECEIVED this _25__ day of February, 2014 (the “Effective Date”). The undersigned agrees upon receipt of the Earnest Money described in Section 3 hereof, in good, collected funds, and a completed IRS Form W-9 from Purchaser, to promptly deposit the same in an interest-bearing money-market account as herein specified.

TITLE COMPANY:

OLD REPUBLIC NATIONAL TITLE INSURANCE
COMPANY

By:    /S/ Paige A. Dunlap_____

Print Name:     Paige A. Dunlap

Title:        AVP

EARNEST MONEY IN THE AMOUNT OF $400,000.00 RECEIVED this __4__ day of February, 2014.

TITLE COMPANY:

OLD REPUBLIC NATIONAL TITLE INSURANCE
COMPANY

By:    /S/ Paige A. Dunlap

Print Name:     Paige A. Dunlap

Title:        AVP